Exhibit 99.1

Bombardier Credit Receivables Corporation
Bombardier Capital Inc. as Servicer
DISTRIBUTION DATE STATEMENT  Series 2000-1
Distribution Dates:  1/15/02-12/16/02

1.   Amount of principal paid or distributed:
     (a)  Class A Certificates:                                           0.00
     per $1,000 original principal amount of Class A
     Certificates                                                         0.00
     (b)  Class B Certificates:                                           0.00
     per $1,000 original principal amount of Class B
     Certificates                                                         0.00
2.   Floating Allocation Percentage for such Collection
     Period (unweighted average):                                       36.24%
3.   Principal Allocation Percentage for such Collection
     Period:                                                               N/A
4.   Amount of interest paid or distributed:
     (a)  Class A Certificates:                                   7,503,592.21
     per $1,000 original principal amount of Class A
     Certificates                                                        20.03
     (b)  Class B Certificates:                                     588,400.91
     per $1,000 original principal amount of Class B
     Certificates                                                        23.17
5.   (a)  Series 2000-1 Investor Default Amount for such
     Distribution Date:                                           4,857,537.88
6.   Required Subordination Draw Amount, if any, for the
     preceding Collection Period (or for such Distribution
     Date):                                                               0.00
7.   (a)  Amount of Investor Charge-Offs for the preceding
     Collection Period:                                                   0.00
     (b) Amount of Reimbursements of Investor Charge-Offs
     for the preceding period:                                            0.00
8.   (a)  Amount of Class A Carryover Amount being paid
     or distributed                                                       0.00
     (b)  Balance:                                                        0.00
     Distributed per $1,000 original principal amount of
     Class A Certificates                                                 0.00
9.   (a)  Amount of Class B Carryover Amount being paid
     or distributed                                                       0.00
     (b)  Balance:                                                        0.00
     Distributed per $1,000 original principal amount of
     Class B Certificates                                                 0.00
10.  Pool Balance at end of related Collection Period            1,114,085,705



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11.  After giving effect to distributions on this
     Distribution Date:
     (a)  Outstanding principal amount of Class A
     Certificates:                                                 374,600,000
     (b)  Outstanding principal amount of Class B
     Certificates:                                                  25,400,000
     (c)  Certificate Balance:                                     400,000,000
     (d)  Pool Factor for Class A Certificates:                  1.00000000000
     (e)  Pool Factor for Class B Certificates:                  1.00000000000
12.  Applicable Interest Rate:
     (a)  In general:
          (1)  LIBOR for the period from the previous
          Distribution Date to this Distribution Day                       N/A
          (2)  Net Receivables Rate                                        N/A
     (b)  Class A Rate:                                                    N/A
     (c)  Class B Rate:                                                    N/A
13.  (a)  Amount of Monthly Servicing Fee for the
     preceding Collection Period                                     8,000,000
     (b)  Series 2000-1 Excess Servicing Fee being
     distributed and remaining balance                              27,031,361
          (1)  Distributed:                                         27,031,361
          (2)  Balance:                                                   0.00
14.  Invested Amount on this Distribution Date (after
     giving effect to all distributions which will occur
     on such Distribution Date):                                   400,000,000
15.  The Available Subordinated Amount (inclusive of
     incremental subordination)
     On the immediately preceding Distribution Date:                23,280,423
     On this Distribution Date:                                     23,280,423
16.  The Incremental Subordinated Amount on the
     immediately preceding Determination Date                             0.00
     On this Distribution Date:                                           0.00
17.  The Reserve Fund Balance for this Distribution Date:         2,000,000.00
18.  The Excess Funding Account Balance for this
     Distribution Date:                                                   0.00
19.  Amount in the Excess Funding Account at the
     beginning of an Early Amortization Period or Initial
     Amortization Period to be distributed as a payment
     of principal in respect to:
     (a)  Class A Certificates:                                            N/A
     (b)  Class B Certificates (only if Class A Certificates
     have been paid in full):                                              N/A
20.  The minimum Collection Account balance with
     respect to this Distribution Date:                                    N/A
     Series 1997-1 Interest Payments on Class A Certificates               N/A



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

     Series 1997-1 Interest Payments on Class B Certificates               N/A
     Series 1997-1 Investor Defaults (to be remitted to BCI)               N/A
     Series 1996-1 Servicer Advances (to be remitted to BCI)               N/A
     Series 1996-1 Investor Defaults (to be remitted to BCI)               N/A
     Series 1997-2 Servicer Advances (to be remitted to BCI)               N/A
     Series 1997-2 Investor Defaults (to be remitted to BCI)               N/A
     Series 1997-2 Fees (to be remitted to ABN)                            N/A
     Series 2000-1 Interest Payments on Class A Certificates               N/A
     Series 2000-1 Interest Payments on Class B Certificates               N/A
     Series 2000-1 Investor Defaults (to be remitted to BCI)               N/A
     Series 2001-1 Interest Payments on Class A Certificates               N/A
     Series 2001-1 Investor Defaults (to be remitted to BCI)               N/A
     Collection Account Investment Proceeds (to be remitted to
     BCI)                                                                  N/A
     Series 1997-1 Reserve Fund Investment Proceeds (to be
     remitted to BCI)                                                      N/A
     Series 1996-1 Reserve Fund Investment Proceeds (to be
     remitted to BCI)                                                      N/A
     Series 1997-2 Reserve Fund Investment Proceeds (to be
     remitted to BCI)                                                      N/A
     Series 2000-1 Reserve Fund Investment Proceeds (to be
     remitted to BCI)                                                      N/A
     Series 2001-1 Reserve Fund Investment Proceeds (to be
     remitted to BCI)                                                      N/A
     Series 1997-1 Excess Fund Account Investment Proceeds
     (to be remitted to BCI)                                               N/A
     Series 1996-1 Excess Fund Account Investment Proceeds (to
     be remitted to BCI)                                                   N/A
     Series 1997-2 Excess Fund Account Investment Proceeds (to
     be remitted to BCI)                                                   N/A
     Series 2000-1 Excess Fund Account Investment Proceeds (to
     be remitted to BCI)                                                   N/A
     Series 2001-1 Excess Fund Account Investment Proceeds (to
     be remitted to BCI)                                                   N/A
21.  An Early Amortization Event has occurred:                              NO



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22.  The Servicer has elected not to extend the Initial
     Principal Payment Date:                                               N/A
23.  The ratio (expressed as a percentage) of (x) the
     average for each month of the net losses on the
     Receivables in the Pool during any 3 consecutive
     calendar months to (y) the average of the month-end
     Pool Balances for such three-month period is:                         N/A
     (Annualized three month average net losses)                           N/A
24.  Three-Month Payment Rate for the three (3) most
     recent Collection Periods: N/A A Three-Month Payment
     Rate Trigger has occurred:                                             NO
25.  Receivables Rate:                                                     N/A
26.  Inventory Aging of the Eligible Pool Balance as of the
     end of the Collection Period:
                                        0-120 days                         N/A
                                      121-179 days                         N/A
                                      180-269 days                         N/A
                                      270-359 days                         N/A
                                      360-479 days                         N/A
                                             480 +                         N/A
27. Optional removal of Receivables aged greater than
    450 days during the related Collection Period                         0.00
28. Eligible Investments on deposit in the Excess Funding
    Account and amounts on deposit in the Excess Funding
    Accounts for all other Series at the end of the
    Interest Period as a percentage of the assets of the
    Trust:                               0.00%
    Has an asset composition Event Occurred:                                NO
29. Amount of 491 Day Aged Receivables during
    Collection Period:                                                     N/A
    Cumulative amount of 491 Day Aged Receivables
    from:
                                 Aged Eligible:   Optional Removals:  Put Limit:
    February 1, 2003 to May 31, 2003:  N/A               $0                N/A
    Has an Early Amortization Event Occurred:                               NO
30. Principal Amount of Receivables subject to
    a Participation Interest at end of Period:                    4,851,519.06

31. Product Line Breakdown                                          Test Level:            Actual:
                                  Bombardier:                            45.00%                N/A
                                  Marine:                                45.00%                N/A
                                  Recreational Vehicles:                 20.00%                N/A
                                  CEA/Other:                             10.00%                N/A
                                  Manufactured Housing:                  45.00%                N/A
                                  Lawn & Garden:                         10.00%                N/A
                                  Total:                                 0.00%
32. Overconcentration Amounts:
    Designated Manufacturer Concentration:                                0.00



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    Industry Overconcentrations:                                          0.00
    Dealer Overconcentrations:                                            0.00
    Manufacturer Overconcentrations:                                      0.00
    Total Overconcentration Amounts:                                      0.00
33. (a)  BRMT I Defaulted Amount for Collection Period:             13,867,454
    (b)  BRMT I Non-Principal Collections Collection Period:       109,874,137
    (c)  BRMT I Principal Collections Collection Period:         2,306,811,908
    (d)  BRMT I Recovery Amount for Collection Period:               9,304,523
34. Total Defaulted Amount at end of Collection Period
    relating to non payment of at least $150 of interest
    due more than 90 days:                                                                       -

35. Amount of Receivable purchased by the trust at a
    discount during Collection Period:                                     N/A
36. Has an automatic Addition of Accounts Occurred:                         NO
37. Pool data on Receivables added as Automatic Account
    Additions                                                              N/A

Prepared by: Sarah Kirker
Bombardier Capital Inc.
Bombardier Credit Receivables Corporation
DISTRIBUTION DATE STATEMENT VARIABLE FUNDING CERTIFICATE
    Distribution Dates:                                               1/15/02-
                                                                      12/16/02
    For the Collection Period:
    12/01/01  through  11/30/02
    Aggregate Non-Principal Collections                            109,874,137
    Aggregate Principal Collections                              2,306,811,908
    Variable Funding Percentage (unweighted)                             1.44%
    Distributions on the Variable Funding Certificate:
    Non-Principal Collection Distributions:                          1,582,215
    Principal Collection Distributions:                             31,977,027
    Variable Funding Amount as of the last day of the
    Collection Period:                                              29,161,154
    Variable Funding Default Amount                                    230,236
    Monthly Servicing Fee Due                                           27,144
Note: As per Article IV, Section 4.01, of the Series 1994-1 Supplement to the Pooling and Servicing Agreement, deposits into the Collection Account are net of the sum of (i) the Variable Funding Percentage of such Collections and (ii) the Excess Retained Percentage of such Collections, resulting in no payment by the Trustee.

Prepared by: Sarah Kirker
Bombardier Capital Inc.



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